SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                              (Amendment No. ____)

   Filed by the Registrant [X]
   Filed by a Party other than the Registrant [  ]

   Check the appropriate box:

   [  ] Preliminary Proxy Statement
   [  ] Confidential, for Use of the Commission Only (as permitted by Rule
        14a-6(e)(2))
   [X]  Definitive Proxy Statement
   [  ] Definitive Additional Materials
   [  ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
        240.14a-12

                          JOURNAL COMMUNICATIONS, INC.
                (Name of Registrant as Specified in its Charter)


     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
        11.

        1)  Title of each class of securities to which transaction applies:

        2)  Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        4)  Proposed maximum aggregate value of transaction:

        5)  Total fee paid:

   [  ] Fee paid previously with preliminary materials.

   [  ] Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)  Amount Previously Paid:

        2)  Form, Schedule or Registration Statement No.:

        3)  Filing Party:

        4)  Date Filed:

                          JOURNAL COMMUNICATIONS, INC.
                              333 West State Street
                           Milwaukee, Wisconsin  53203

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  June 3, 1997

   The Annual Meeting of the Stockholders of Journal Communications, Inc. (the "Company") will be held in the Board of Directors Room of Journal Communications, Inc., 333 West State Street, Milwaukee, Wisconsin, 53203, on Tuesday, June 3, 1997, at 9:30 a.m. for the purpose of electing twenty-six (26) directors, the names of whom are set forth in the accompanying proxy statement, to serve until the 1998 Annual Meeting.

   Stockholders of record at the close of business on May 2, 1997 will be entitled to vote at this meeting or any adjournment thereof. Also, active employees of the Company or its subsidiaries who hold units of beneficial interest in the Journal Employees' Stock Trust as of May 2, 1997 are entitled to vote pursuant to the enclosed proxy.

   Regardless of the number of shares or units you own, it is important that you be represented at the meeting. Therefore, please sign, date and return the enclosed proxy form in the return envelope provided. If you attend the meeting, you may revoke your proxy and vote in person if you so desire.


                                 By Order of the Board of Directors,


                                 /s/ Paul E. Kritzer
                                 Paul E. Kritzer, Secretary




   Dated:  May 13, 1997

                         TRUSTEES' PROXY TO UNITHOLDERS
     For the Annual Meeting of Stockholders of Journal Communications, Inc.
                           to be held on June 3, 1997


   KNOW ALL PERSONS BY THESE PRESENTS that the undersigned holders of 12,960,000 shares of capital stock of Journal Communications, Inc., a Wisconsin corporation, do hereby appoint each unitholder in the Journal Employees' Stock Trust, as proxy with power of substitution, for and in the name of the undersigned to vote one share of said stock for each Trust unit held by such unitholder as evidenced on the transfer books of the Trustees at the close of business on May 2, 1997, at the Annual Meeting of Stockholders of said Company to be held at the time and place specified in the foregoing notice and at any adjournment of said meeting, in relation to any and all matters which may properly come before such meeting, with all of the powers that the undersigned would possess if personally present thereat. A certified list of such unitholders, together with the number of shares they are so entitled to vote, has been delivered to the Company by the Trustees.

   This proxy is issued pursuant to the provisions of Section 21 of the Journal Employees' Stock Trust Agreement dated May 15, 1937, and the authority hereby conferred is subject to each of the restrictive conditions expressed therein as follows:

        "The Trustees, as soon as they shall receive notice of any meeting of the owners of Journal Stock, shall issue to each owner of units, except ex-employee-eligibles, employee benefit trusts and employee-eligible-transferees, a proxy authorizing him/her or such other person or persons as he/she may substitute for him/her to vote at such meeting the number of shares of Journal Stock represented by the units owned by him/her, provided, however, and each such proxy shall so state, that neither the owner of such units nor his/her substitute or substitutes shall have the power or authority to vote (a) to sell or lease all or substantially all of the assets of the Company, or
        (b) to dissolve the Company, or (c) to merge or consolidate the Company with any other corporation or corporations in which the Company and/or the stockholders of the Company upon completion of such consolidation or merger do not control directly or indirectly a majority of the voting stock, unless the employee-owners of at least two-thirds of the outstanding units owned by employee-eligibles shall have authorized the Trustees to offer all shares held by the Trustees for sale in accordance with the provisions of Section 24 to the classes of optionees therein defined and such options shall have expired within three months prior to such vote. The Trustees may authorize the affixing of a facsimile of their signatures to any proxy with the same effect as though such proxy were signed by them personally.

        "The Trustees shall have exclusive authority to vote all shares of Journal Stock represented by units owned by ex-employee-eligibles, employee benefit trusts and employee-eligible transferees."

   The Trustees will vote 4,559,741 units owned by ex-employee-eligibles, employee benefit trusts and employee-eligible transferees.



   Dated:  May 13, 1997

            Trustees Under Journal Employees' Stock Trust Agreement,
                               dated May 15, 1937


   /s/ Robert A. Kahlor

   /s/ Paul M. Bonaiuto

   /s/ Richard A. Williams

   /s/ Douglas G. Kiel

   /s/

                          JOURNAL COMMUNICATIONS, INC.
                              333 West State Street
                           Milwaukee, Wisconsin  53203

                                 PROXY STATEMENT

   Solicitation of Proxies
   The enclosed Proxy is solicited by the Board of Directors of Journal Communications, Inc. (the "Company"), a Wisconsin corporation, for use at the Annual Meeting of Stockholders at 9:30 a.m. on Tuesday, June 3, 1997 (the "Annual Meeting"), in the Board of Directors Room of Journal Communications, Inc., 333 West State Street, Milwaukee, Wisconsin 53203. In addition to the use of the mails at Company expense, the Company may, if it deems it desirable, solicit proxies personally, by telephone, by e-mail, by facsimile, or by other written communication. Solicitations will be made by regular employees of the Company at Company expense; however, no such person will receive any compensation over and above his normal remuneration. A stockholder or unitholder who executes a proxy may revoke it by giving written notice to the Secretary of the Company before the meeting or by so stating in the open meeting before the proxy is exercised. Any proxy that is not revoked will be voted at the meeting in accordance with the instructions given on the enclosed proxy form. This proxy statement and enclosed proxy card are being sent to stockholders and unitholders on or about May 13, 1997.

   Outstanding Voting Securities
   The Company has only one class of stock authorized and outstanding ("Journal Stock"). Stockholders of record at the close of business on May 2, 1997 are entitled to notice of the meeting and to vote the shares of Journal Stock held on that date. Each share is entitled to one vote. Directors will be elected by a plurality of votes cast at the Meeting (assuming a quorum is present). For this purpose, "plurality" means that the individuals receiving the largest number of votes are elected as directors, up to the maximum number of directors to be chosen at the election. Consequently, any shares or units of beneficial interest not voted at the Meeting, whether due to abstention or otherwise, will have no impact on the election of directors. On May 2, 1997, 14,400,000 shares of Journal Stock were outstanding, of which 12,960,000 shares were held by the Trustees of the Trust under the Journal Employees' Stock Trust Agreement ("JESTA"), dated May 15, 1937, which shares were, in turn, represented by a like number of units of beneficial interest ("units") issued by the JESTA Trustees. See "Beneficial Ownership under JESTA" for a further description of JESTA and the voting rights of the holders of units ("unitholders"). On May 2, 1997, the Company was the holder of 794,277 units, which will not be voted at the meeting.

   Principal Shareholders
   Listed in the following table are the beneficial owners as of May 2, 1997 of more than five percent (5%) of the issued Journal stock.

                              Title of   Type of     Amount      Percentage
    Name and Address          Class      Ownership   Owned       of Class

    Journal Employees'        Common     Beneficial  12,960,000  90%
     Stock Trust ,                       and Record
    333 W. State St.,
    Milwaukee, WI
    53203

    Matex Inc.,               Common     Beneficial  1,320,000   9.2%
    735 N. Water St.,                    and Record
    Milwaukee, WI
    53202


   Ownership by Directors and Officers as a Group
   Voting securities beneficially owned by directors and director nominees are disclosed under "Election of Directors", below. The twenty-six (26) directors, director nominees and officers of the Company as a group (but excluding David G. Meissner, James L. Forbes and Roger D. Peirce) are the beneficial owners of 609,262 units, or 4.5% of the number of issued and outstanding shares of Journal Stock. Mr. Meissner owns no units but is an officer and director of Matex Inc., which owns 1,320,000 shares of Journal Stock. Mr. Meissner's wife and two adult children are also officers and directors of Matex Inc., and together they own or have a beneficial interest in 33% of the outstanding common stock of Matex Inc. Mrs. Meissner also has a 33% beneficial interest in a trust that holds 120,000 shares of Journal Stock. Other members of Mrs. Meissner's family own or have a beneficial interest in the remaining 67% of Matex Inc. shares and the trust that holds the 120,000 shares of Journal stock. Mr. Forbes and Mr. Peirce, as non-employees, are prohibited by JESTA from owning units.

   Beneficial Ownership Under  JESTA
   On May 2, 1997, the Journal Employees' Stock Trust (the "Stock Trust"), of which Robert A. Kahlor, Steven J. Smith, Douglas G. Kiel, Paul M. Bonaiuto and Richard A. Williams are the Trustees, owned of record 12,960,000 shares or ninety percent (90%) of the outstanding Journal Stock. The Stock Trust issues units of beneficial ownership ("units"), each unit representing a beneficial interest in one share of Journal Stock. On May 2, 1997, the 12,960,000 units issued by the Stock Trust were owned as follows: Active employee unitholders, 7,413,982, retirees and trusts, 4,559,741, Journal Communications, Inc. Investment Savings Plan, 192,000, and Journal Communications, Inc., 794,277.

   The Trustees are required to deliver to each employee unitholder a proxy, with the right of substitution, for the number of shares of Journal Stock represented by his/her units. The Trustees' proxy, which is included with this proxy statement, is subject to certain limitations in the Journal Employees' Stock Trust Agreement. Those limitations are set forth in the "Trustees' Proxy to Unitholders."

   Whenever a unitholder ceases to be an employee of the Company for any reason except retirement, corporate downsizing or restructuring, the unitholder must offer his/her units for resale to employees designated by the President of the Company. The President cannot allocate units to himself. Employees who retire or are separated from the Company due to downsizing or restructuring may retain a decreasing percentage of their units for a limited number of years. Employee benefit trusts are eligible to hold units. All units held by retirees, employee benefit trusts and other trusts are voted by the Trustees of the Stock Trust. On the record date, retirees and trusts held 4,559,741 units representing 33.5% of the outstanding and issued Journal Stock.

   All of the Trustees are employees of the Company and receive no additional compensation for this service. They have no beneficial interest in the Journal Stock owned by the Trust other than through the units they own individually.

                              ELECTION OF DIRECTORS

   The Company's By-laws provide that the number of directors shall be determined by the Board of Directors, but shall be no less than three (3) and no more than twenty-seven (27), and that all directors shall be elected annually. Twenty-six (26) directors have been nominated to serve until the next Annual Meeting of Stockholders. Management intends to vote its proxies for the election of the twenty-six (26) nominees listed below. Although management expects that each of the nominees will be available for election, if any of them is not a candidate at the time the election occurs, the proxies will be voted for the other nominees and may be voted
   for substituted nominees.   Pursuant to the Company's By-laws, written
   notice of other qualifying nominations for election to the Board of Directors must have been received by the Secretary by March 7, 1997. As no notice of any such other nominations was received, no other nominations for election to the Board of Directors may be made at the Meeting. The nominees for directors of the Company are listed in the following table.

                                                                     Units
                                                                     Owned
                                                                     Bene-
                              Principal             Date Elected   ficially
          Nominees          Occupation (1)    Age     Director        (2)

    Todd K. Adams        Vice President;      38   June 4, 1996       16,395
                         Senior Vice
                         President & Chief
                         Financial Officer,
                         Journal Sentinel
                         Inc.

    Donna M. Armstrong   New Business         51   June 3, 1997        1,960
    (3)                  Development
                         Specialist,
                         Advertising Dept.,
                         Journal Sentinel
                         Inc.

    Paul M. Bonaiuto     Senior Vice          46   June 8, 1993       20,340
                         President & Chief
                         Financial Officer

    James J. Ditter      Vice President;      35   September 6,        5,000
                         President, Norlight       1995
                         Telecommunications,
                         Inc.

    Robert M. Dye        Vice President       49   March 6, 1990      47,800

    James L. Forbes      President & Chief    64   September 4,            0
                         Executive Officer,        1996
                         Badger Meter, Inc.,
                         Milwaukee

    Kathleen A.          Investment Writer,   37   June 3, 1997        5,515
    Gallagher (3)        Milwaukee Journal
                         Sentinel
                         Journal Sentinel
                         Inc.

    Richard J. Gasper    Vice President;      53   June 4, 1996        9,090
                         President,
                         NorthStar Print
                         Group, Inc.

    Douglas G. Hosking   Vice President;      40   September 4,        6,420
                         President, IPC            1996
                         Communication
                         Services, Inc.

    Stephen O. Huhta     Vice President;      41   June 8,1993        38,355
                         President, Add,
                         Inc.

    Donald L. Jaeschke   Harris Systems       48   June 3, 1997        6,000
    (3)                  Manager, Publishing
                         Systems Department,
                         Journal Sentinel
                         Inc.

    Robert A. Kahlor     Chairman of the      63   March 6, 1973      96,435
                         Board & Chief
                         Executive Officer

    Mark J. Keefe        Vice President;      37   June 4, 1996        9,000
                         President, PrimeNet
                         Marketing Services,
                         Inc.

    Douglas G. Kiel      Senior Vice          48   June 4, 1991       36,000
                         President;
                         President, Journal
                         Broadcast Group,
                         Inc.

    Paul E. Kritzer      Vice President and   55   June 5, 1990       42,445
                         Secretary

    Ronald G. Kurtis     Vice President;      50   June 8, 1993       61,000
                         Senior Vice
                         President & CFO,
                         Journal Broadcast
                         Group, Inc.

    Kirk T. Leigeb (3)   Building Services    41   June 3, 1997        6,000
                         Department,
                         Journal Sentinel
                         Inc.

    David G. Meissner    Executive Director,  59   June 7, 1988          (4)
                         The Public Policy
                         Forum

    Roger D. Peirce      Corporate director   59   September 4,            0
                         and advisor               1996

    John C. Rogge (3)    Accounting Manager,  31   June 3, 1997          550
                         Lake Country
                         Publications,
                         Hartland, WI,
                         Add, Inc.

    Thomas K. Sheridan   WTMJ-AM Sales        40   June 3, 1997       14,955
    (3)                  Account
                         Representative,
                         Journal Broadcast
                         Group, Inc.

    Steven J. Smith      President & Chief    47
                                              47   June 2, 1987       81,870
                         Operating Officer

    Keith K. Spore       Senior Vice          54   September 6,       28,500
                         President;                1995
                         President &
                         Publisher
                         Journal Sentinel
                         Inc.

    David M. Thomas      Purchasing/Inventor  28   June 3, 1997          197
                         y Control,
                         NorthStar Print
                         Group-Milwaukee

    Richard A. Williams  Manager of           59   June 3, 1997       58,895
    (3)                  Retirement Benefits

    Ronald A. Zinda (3)  District Sales       38   June 3, 1997          425
                         Manager,
                         Circulation
                         Department
                         Journal Sentinel
                         Inc.

   ____________________________

   (1) All nominees except David G. Meissner, James L. Forbes, Roger D. Peirce, Paul M. Bonaiuto, James J. Ditter, Mark J. Keefe, Richard J. Gasper, Kathleen A. Gallagher and John C. Rogge have been employed by the Company for over five (5) years at the time of the Annual Meeting. Messrs. Meissner, Forbes and Peirce are not employed by the Company. Mr. Meissner has been the Executive Director of the Public Policy Forum Incorporated, Milwaukee, since March 29, 1995. Prior to that he had been President of Morgan&Myers/The Barkin Group, a Milwaukee public relations firm, since 1992. Mr. Forbes has been the President and Chief Executive Officer of Badger Meter, Inc., Milwaukee, a marketer and manufacturer of flow measurement and control products, for more than five years. He is also a director of Universal Foods Corporation, Blue Cross and Blue Shield United of Wisconsin, United Wisconsin Services, Inc., Firstar Corporation and Firstar Trust Company. Mr. Peirce was an executive of Super Steel Products Corp., Milwaukee, for more than seven years and was its Vice Chairman and Chief Executive Officer at the time of his retirement on January 1, 1994. Subsequently he has been a corporate director
        and consultant. He is also a director of W. H. Brady Co.    Mr.
        Bonaiuto has been Chief Financial Officer since January 1996 and was elected Senior Vice President on March 5, 1996. Previously, he had been President of NorthStar Print Group, Inc., from June 1994 to January 1996; Senior Vice President of Perry Printing Corporation, then a subsidiary of the Company, from July 1992 to June 1994, and Executive Vice President of The Peterson Group, Wilmington, Delaware, a private equity investment firm, for the remainder of the past five-year period. Mr. Ditter was elected President of Norlight Telecommunications, Inc., in September 1995 after serving as that company's Chief Financial Officer, Vice President and Senior Vice President since August 1992. Prior to that, Mr. Ditter had been the Controller for Peck Foods Corporation, Milwaukee. Mr. Keefe was elected President of PrimeNet Marketing Services, Inc. in October 1995. Prior to that he had been a manager in the Minneapolis office of FDC, Inc., where he was a vice president from April 1992 to December 1993, and vice president and general manager of the Computer Services Division of Donnelley Marketing, Inc., in Minneapolis from January 1994 to September 1995. Mr. Gasper was elected President of NorthStar Print Group, Inc., in January 1996. Prior to that, he had been the vice president and general manager of Label Products & Design, Inc., from April 1993 to December 1995, and President of Competitive Advantage, Inc., a consulting company in Florence, South Carolina, for two years. Ms. Gallagher was a communications consultant for the Federal Reserve Bank of Chicago from January 1992 until she was employed as a business news reporter by the Milwaukee
        Sentinel in December 1993.   Since the merger of the Sentinel and The
        Milwaukee Journal in April 1995, Ms. Gallagher has been an investment reporter for the Business Page of the Milwaukee Journal Sentinel.
        Mr. Rogge was employed by Journal Sentinel as a circulation accountant in June 1992. On September 19, 1994, he transferred to his current position as Accounting Manager for Lake Country Publications, a division of Add, Inc., in Hartland, Wisconsin.
   (2) No director or officer owns one percent (1%) of the outstanding Journal Stock, except as noted above in "Ownership by Directors and Officers as a Group."
   (3)  New nominee for election as director of the Company at the Annual
        Meeting.
   (4)  See "Ownership of Directors and Officers as a Group," above.

   Directors' Fees
   The Company pays directors' fees only to those directors who are not employees of the Company. They are eligible to receive an annual retainer fee of $15,000 a year plus $1,500 for each Board meeting or meeting of the Compensation or Audit Committee attended. Members of the Executive Committee are not compensated for their services. Mr. Forbes and Mr. Peirce received $17,000 and Mr. Meissner received $9,500 in directors' fees in 1996. Of the 26 nominees, 3 are not employees and 23 are. All directors who are full-time employees of the Company or a subsidiary are compensated in their capacities as employees.

   The Board of Directors and Committees
   The Board of Directors met four (4) times in 1996. All of the directors of the Company during 1996 attended at least 75% of the aggregate of the
   (i) full meetings of the Board of Directors and (ii) meetings of committees of the Board of Directors on which the respective directors served.

   The Board of Directors has three (3) committees: compensation, executive and audit. The Compensation Committee held (3) meetings in 1996. The Compensation Committee has the responsibility to assure that officers and key managers are effectively compensated in terms of salary and benefits that are internally equitable and externally competitive. The committee's members, none of whom can be an employee, are Messrs. Meissner, Forbes and Peirce.

   On September 4, 1996, the Board of Directors authorized a nine-member Executive Committee and delegated certain powers of the Board to it for use when it is deemed necessary for the Company to act on urgent matters efficiently, quickly and decisively. All members of the Executive Committee are Directors. Elected as members of the Executive Committee were Messrs. Kahlor, Smith, Bonaiuto, Meissner, Kiel, Spore, Forbes, Peirce and Ott. The Executive Committee did not hold a meeting in 1996.

   On December 3, 1996, the Board of Directors authorized a three-member Audit Committee to assist the Board in fulfilling its responsibility for the Company's accounting and financial reporting practices and to provide a channel of communications between the Board and the Company's independent auditors and internal audit staff. The Audit Committee is comprised of the three non-employee directors, Messrs. Meissner, Forbes
   and Peirce.   The Audit Committee held one (1) meeting in 1996.

   Executive Compensation
   The following table sets forth the 1996 compensation for the Company's Chief Executive Officer and the four highest-paid executive officers, as well as the total compensation paid to each individual for the last three fiscal years:

                                       Summary Compensation Table
                                          Annual Compensation
                                                  Annual                             Long-Term
      Name & Principal                            Incentive      Incentive           All Other
      Position             Year       Salary      Compensation   Compensation        Compensation

    Robert A. Kahlor       1996      522,853       237,725               0               3,750
    Chairman of the Board  1995      486,971        67,275              --               3,750
    and Chief Executive    1994      397,150        55,500              --               3,750
    Officer

    Steven J. Smith        1996      385,175       136,145               0               3,750
    President and Chief    1995      366,468        37,571              --               3,750
    Operating Officer      1994      297,730        33,595              --               3,750

    Douglas G. Kiel        1996      290,147       121,500          66,799               3,750
    Senior Vice President  1995      271,678        82,960              --               3,750
    & President Journal    1994      208,246        84,000              --               3,124
    Broadcast Group, Inc.

    Thomas M. Karavakis    1996      254,447        31,000          20,769               3,750
    Senior Vice President; 1995      240,973        23,500              --               3,750
    Vice Chairman of Add,  1994      212,710        82,416              --               3,750
    Inc. (Retired 1/1/97)

    Keith K. Spore         1996      254,454        31,850               0               3,750
    Senior Vice President, 1995      189,737         8,675              --               3,750
    President of Journal   1994      127,692        24,817              --               - 0 -
    Sentinel, Inc.


   Other Compensation.
   The Journal Communications, Inc. Investment Savings Plan is maintained for eligible employees of Journal Communications, Inc., Journal Sentinel Inc., Journal Broadcast Group, Inc., Add, Inc. (and its subsidiaries), PrimeNet Marketing Services, Inc., NorthStar Print Group, Inc., Trumbull Printing, Inc., Norlight Telecommunications, Inc. and IPC Communication Services, Inc. Employees covered by union pension plans that receive Company contributions may also participate in the Company's Investment Savings Plan, but such employees are not eligible to receive matching Company funds.

   All of the five highest-compensated officers were participants in the Journal Communications, Inc. Investment Savings Plan. Employer contributions to the plan on behalf of these officers represent all of the compensation in the "All Other Compensation" column in the Summary Compensation Table above.

   Pension Plan and Supplemental Benefit Plan
   The Journal Employees' Pension Trust (Pension Plan) is completely funded by the Company. Company contributions are accrued based on amounts required to be funded under provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The amount of accrued benefits is actuarially determined by Hewitt Associates (Chicago) under the accrued
   benefit valuation method.   It is a defined benefit pension plan that
   provides benefits for employees of Journal Communications, Inc., Journal Sentinel Inc., Journal Broadcast Group, Inc., Add, Inc. (and its subsidiaries), Norlight Telecommunications, Inc. and Trumbull Printing, Inc., who meet minimum age and service eligibility requirements. The normal monthly retirement benefit under the plan, assuming attainment of the normal retirement age specified by the plan and payments in the form of a life annuity, is determined in accordance with a formula that takes into account the following factors: final average monthly compensation during the last five years of employment (taking into account base salary and incentive compensation as reported in the Summary Compensation Table), number of years of active plan participation and an actuarially determined Social Security offset.

   The Journal Communications Supplemental Benefit Plan is a defined benefit plan that supplements payments under the Pension Plan. Benefits payable under the plan are calculated without regard to the limitations imposed on the amount of compensation that may be taken into account under the Pension Plan. The Supplemental Plan pays the excess, if any.

   The following table shows the approximate annual retirement benefit payable on retirement at age 65 under the Journal Communications, Inc. Employees' Pension Trust and the Journal Communications, Inc. Supplemental Benefit Plan for employees in specified compensation ranges with varying years of participation in the plan.

                       Estimated Annual Retirement Benefit

    Five Year              Years of Plan Participation
   Average Compensation        20        30        40
         $200,000           $ 48,200  $ 72,300  $ 88,300
          300,000             74,200   111,300   135,900
          400,000            100,200   150,300   183,300
          500,000            126,200   189,300   230,800
          600,000            152,200   228,300   278,300

   With respect to the officers and directors listed in the "Summary Compensation Table" above, all five were participants in the pension plan. Mr. Kahlor has 25 years of plan participation, Mr. Smith has 21 years, Mr. Kiel has 10 years, Mr. Karavakis has 16 years and Mr. Spore has 30 years as of the date of this document.

   Employee Incentive Plan ("JCI Comp")
   All full-time and part-time employees who meet the minimum "time on the job" and "hours worked" requirements with Journal Communications, Inc., Journal Sentinel Inc., Journal Broadcast Group, Inc., NorthStar Print Group, Inc., Norlight Telecommunications, Inc., Add, Inc., PrimeNet Marketing Services, Inc. and IPC Communication Services, Inc. are eligible to share in the benefits of the Employee Incentive Plan. Under this plan, employee incentive bonuses are based on the operating earnings goals their company or operating unit achieves. Goals for each company are established annually by management. For an employee whose entity achieves operating earnings targets, the bonus payment will equal between two percent (2%) and six percent (6%) of the employee's eligible base pay, which includes commissions but excludes overtime.

   Compensation Committee Report
   In 1993, the Board of Directors established a compensation committee to be comprised of three members, none of whom would be an employee, to develop and implement compensation plans for senior management. The Board of Directors charged the Compensation Committee with the responsibility for assuring that officers and key management personnel of the Company are effectively compensated in terms of salaries and benefits that are based on performance as well as being internally equitable and competitive with the market. Specifically, the Compensation Committee was directed to (i) independently review and approve the compensation plan proposed by the Chairman/CEO for the President, the Senior Vice President/CFO and the Presidents of the subsidiaries, and (ii) formulate and implement a compensation plan for the Chairman/CEO.

   For 1996, senior management compensation was reviewed by the Compensation Committee, and, where appropriate, base salaries were adjusted to targets within median ranges for the industry. The Compensation Committee has established the following policies for executive base compensation, an annual incentive program, a long-term incentive program, and compensation for the chief executive officer.

        1.   Executive Base Compensation Plan.
   The Compensation Committee adopted the principle that the Company's executive compensation policy should be based primarily on performance. Compensation should also reflect the Company's desire to attract and retain quality talent and the need to be competitive in the marketplace. With information provided by Hewitt Associates (Chicago), the Compensation Committee reviewed the Company's historical performance, current salary levels and the media industry marketplace. With that information, the Committee received recommendations from management and approved executive pay grade levels that take into consideration market salary medians for 1996.

        2.   Executive Annual Incentive Plan.
   The Compensation Committee designed the Management Annual Incentive Plan to reward key individuals for achieving pre-established financial and non-financial goals that support the Company's annual business objectives and mission to enhance the value of employee-owners' investment. This annual incentive plan rewards executive performance as measured by net return on invested capital and annual growth in revenue, factors that primarily determine unitholders' value. For executives of Journal Communications, Inc., the annual incentives are based eighty percent (80%) on corporate financial performance and twenty percent (20%) on non-financial goals.
   For subsidiary presidents and other key managers, the annual incentives are based sixty percent (60%) on subsidiary performance, twenty percent (20%) on corporate performance and twenty percent (20%) on non-financial goals. Participation in this plan is limited to key employees of the Company and its subsidiaries whose job responsibilities have a direct impact on the strategic goals of the Company. The goals established for each employee shall determine the minimum, median and maximum payments receivable annually under the plan. Each participant will be apprised annually of the financial performance matrix and other goals that will determine the potential incentive payment the participant can receive.

   In 1996, with information provided by Hewitt Associates (Chicago), annual bonus targets were compared to bonuses received in the marketplace and were found to be within median ranges.

        3.   Executive Long-Term Incentive Plan.
   The Compensation Committee established a Management Long-Term Incentive Plan (LTIP) to motivate and drive management behavior to achieve results that will enhance the employee-owner's investment over the long term. The incentive plan approved by the Committee is based on net return on equity over a three-year period. Corporate executives will be rewarded one hundred percent (100%) on Journal Communications' performance while subsidiary presidents will be rewarded sixty percent (60%) on subsidiary performance and forty percent (40%) on corporate performance. Participation in this incentive plan is limited to key employees of the Company and its subsidiaries whose job responsibilities have a direct impact on the strategic goals of the Company. The initial participants in this plan are limited to the Chairman/CEO, President, Senior Vice President/CFO and the Presidents of the subsidiaries. In 1996, two plan participants received payments under this plan. Payment amounts are listed in the Summary Compensation Table on page 5. Payments were made under the plan for the first time as of the end of fiscal year 1996 to Mr. Kiel and Mr. Karavakis.

   The following table shows the Threshold, Target, and Maximum awards which are potentially payable to the named executive officer in 2000 for the performance period of 1997-1999 under the LTIP. Payouts of awards are tied to the three-year average return on shareholder's equity of Journal Communications and the three-year average return of invested capital for the subsidiary companies. Performance measures and goals for the corporation and subsidiaries are recommended by the CEO and approved by the Compensation Committee of the Board for each eligible participant. Each participant's award is determined based on the degree to which three year performance at the corporate and/or subsidiary level is achieved at the conclusion of the performance cycle.

                       Management Long-Term Incentive Plan
                   Potential Payments in 2000 as a Percentage
               of Base Salary for Performance Period of 1997-1999

        Name                     Threshold      Target         Maximum

        Robert A. Kahlor              22%          88%            132%
        Steven J. Smith               16.5%        66%              99%
        Douglas G. Kiel               11.5%        46%              69%
        Keith K. Spore                11.5%        46%              69%
        Thomas M. Karavakis*            0            0                0

   (* Mr. Karavakis, who retired on January 1, 1997, is no longer eligible for participation.)

        4.   CEO's Compensation.
   The Chairman/CEO's total yearly compensation is determined by the Compensation Committee, based primarily upon the Company's overall performance and growth of shareholder value and assisted by information provided by Hewitt Associates. Factors influencing the committee's determination of the Chairman/CEO's base compensation for 1996 included the continued growth of the Company, the increased growth in the value of Journal Communications' stock units, the protection of the best interests of the employee-owners, the chairman's continued efforts to diversify the Company's business, and recognition that his current compensation is below
   competitive norms within the industry.   Based on the Company's
   performance in 1996, the Chairman/CEO was awarded an annual incentive bonus of $237,725, which was paid in 1997. Based on the Company's aggregate performance for three-year period of 1994-1996, the Chairman/CEO was not awarded a long-term incentive compensation payment or LTIP for 1996.

   Stock Performance Graph
   The following graph shows a comparison of cumulative total returns for the Company's Common Stock ("JCI"), the Standard & Poor's 500 Stock Index ("S&P 500") and a "Peer Group" comprised of ten (10) corporations that concentrate on newspapers and broadcast operations (but do not include the Company's blend of other diversified businesses, such as telecommunications, commercial printing, software documentation and direct mail, which, in the aggregate, provide about 40% of the Company's annual revenues).

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
          Among Journal Communications, Inc., S&P 500 and a Peer Group

                            [Stock Performance Graph]

                              1992       1993      1994       1995      1996

    JCI             100        109        118       127        138       149

    S&P 500         100        108        118       120        165       203

    Peer            100        116        133       127        156       198
    Group


   The total cumulative return on investment (change in the year-end stock price plus reinvested dividends) (the "Total Return") for Journal Stock is based on a $100 investment as of January 1, 1992. The price of Journal Stock is calculated thirteen (13) times a year, or every four (4) weeks, using a formula that is based on the Company's earnings and assets over a five (5) year period. The formula is stated in Section 25 of the Journal Employees' Stock Trust Agreement, dated May 15, 1937. The Total Return for the S & P 500 Index is based on a $100 investment as of January 1, 1992. The Total Return for the Peer Group Index is based on a $100 investment in the ten (10) companies included in the Index, as of January 1, 1992. Companies in the Peer Group are: A. H. Belo Corporation, Gannett, Inc., Knight Ridder, Inc., Lee Enterprises, Inc., McClatchy Newspapers, Inc., The New York Times Company, Pulitzer Publishing Company, The E. W. Scripps Company, Tribune Company and The Washington Post Company.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

   The Board of Directors of Journal Communications, Inc., appointed Ernst & Young, LLP, 111 East Kilbourn Avenue, Milwaukee, Wisconsin 53202, as the independent auditor for the year 1997 and is expected to reappoint the firm for 1998 at the Annual Meeting. In accordance with past Company practice, it is not expected that a representative of Ernst & Young will attend the Annual Meeting. The 1996 Annual Report, which was mailed to all stockholders during March of this year, will be officially accepted at the annual meeting on June 3, 1997. Any shareholder or unit holder having a question about the 1996 Annual Report or the Company's relationship with Ernst & Young should direct it to Paul M. Bonaiuto, Senior Vice President/CFO, P. O. Box 661, Milwaukee, Wisconsin 53201 (333 West State Street, Milwaukee, Wisconsin 53203). Mr. Bonaiuto will forward questions to Ernst & Young, and it will respond to such questions as soon as possible.

   Ernst & Young has served as the Company's independent auditor for many years. During 1996, it performed an audit examination of the consolidated financial statements of the Company for inclusion in the Annual Report to stockholders and required filings with the Securities & Exchange Commission. Additionally, Ernst & Young performed the annual audit of Journal Employees' Stock Trust, the Journal Employees' Profit-Sharing Trust, the Journal Employees' Retirement Trust and the Journal Communications Pension Trust. (On October 1, 1995, the Journal Employees' Profit-Sharing Trust and the Journal Employees' Retirement Trust were consolidated into the Journal Communications Investment Savings Plan.)

                                  OTHER MATTERS

   A copy of the Company's Annual Report on Form 10-K as filed with the Securities & Exchange Commission on March 31, 1997. will be furnished without charge to stockholders or unitholders upon written request directed to Paul E. Kritzer, Secretary, Journal Communications, Inc., P.
   O. Box 661, Milwaukee, Wisconsin 53201 (333 West State Street, Milwaukee, Wisconsin 53203).

   A stockholder or unitholder wishing to include a proposal in the Company's proxy statement for the 1998 Annual Meeting of Stockholders must forward the proposal to the Secretary so it is received by Monday, February 2, 1998. The Company's By-laws establish procedures for nominations for elections of directors of the Company and for bringing business before any annual meeting of stockholders of the Company. Any such notice must contain certain information about the proposed business or the nominee and the party making the proposal.

   The management does not intend to present to the meeting any matters not referred to in the foregoing Notice of Annual Meeting and does not know of any matters that will be presented to the meeting by others.


                                 By Order of the Board of Directors,


                                 /s/ Paul E. Kritzer

                                 Paul E. Kritzer
                                 Vice President & Secretary


   May 13, 1997

   M&I Marshall & Ilsley Bank  IMPORTANT - PLEASE READ:  This form is machine read and as such must be filled out
                               in the following manner:
   UHID  22371
                               1. Please use a #2 PENCIL
   Department                  2. Color in small red box.  Do not use Xs or
                                  check marks.
   Clock                       3. Do not damage any part of this form,
                                  especially the left edge.  Thank you!
   Units

   Robert A. Kahlor and Steven J. Smith, and each of them, with full power of substitution, are hereby appointed proxies to vote all shares of the common stock of Journal Communications, Inc., which the undersigned is entitled to vote at the above Annual
   Meeting and at any adjournment thereof, upon the matter indicated below:

                         Journal Employees' Stock Trust
                                      PROXY
                          Annual Meeting , June 3, 1997
                       Solicited by the Board of Directors

                                Mark Only One Box

                   FOR Election of all the following nominees:      [  ]

     T. K. Adams, D. M. Armstrong, P. M. Bonaiuto, J. J. Ditter,
     R. M. Dye, J. L. Forbes, K. A. Gallagher, R. J. Gasper, D.
     G. Hosking, S. O. Huhta, D. L. Jaeschke, R. A. Kahlor, M. J. Keefe, D. G. Kiel, P. E. Kritzer, R. G. Kurtis, K. T. Leigeb, D. G. Meissner, R. D. Peirce, J. C. Rogge, T. K. Sheridan, S. J. Smith, K. K. Spore, D. M. Thomas, R. A. Williams, R. A. Zinda


              For Election of all the listed nominees, except for:  [  ]

               WITHHOLD authority to vote for all listed nominees:  [  ]


    Unless otherwise specified, this proxy shall be voted for all directors.

   Signed                      Date




                PLEASE SIGN, DATE AND RETURN THIS FORM PROMPTLY.
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